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                                                                   Exhibit 10.14


                                 CONSULTING AGREEMENT



         This Agreement is entered into as of the 25 day of June, 1996, by Maxwell Laboratories, Inc., a Delaware corporation, having its principal place of business at 8888 Balboa Avenue, San Diego, CA 92123 (hereinafter referred to as "Maxwell"), and Dr. Alan C. Kolb, located at Linea del Cielo, Rancho Santa Fe, CA (hereinafter referred to as "Kolb" or "Consultant"). This Agreement will take effect on 1 August 1996.

                                      WITNESSETH

         WHEREAS, Maxwell and Consultant desire to enter into an agreement for the performance by Consultant for professional and technical services in connection with existing programs, and for advanced business and technology development to further exploit Maxwell's core technologies;

         NOW, THEREFORE, in consideration of the premises and of the mutual promises hereafter contained, the parties hereto agree as follows:

         1. SERVICES TO BE RENDERED. Until 30 days after the giving of the notice referred to in paragraph 4a below:

              a. Maxwell hereby engages Consultant to render, as an independent contractor, consulting services to Maxwell for the further development of Maxwell's proprietary technologies, e.g. 1) power products; 2) high power systems;
                   3) Pure Pulse technologies, etc., as well as the development of new business that derive from these technologies.

              b. Maxwell also engages and encourages Consultant to further develop or invent new technologies in the broad field of power products and systems. When these occur, Consultant will present technology and advanced business development plans for consideration by Maxwell's President/CEO along with the relevant Maxwell Division President or General Manager.

              c. Maxwell also engages Consultant to market Maxwell's existing and developing products and technologies, and to develop alternative business arrangements, that will allow the timely and profitable introduction of Maxwell products into the marketplace, both in the United States and Worldwide.


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              d.   Maxwell shall make available facilities and support services necessary and reasonable for use by Consultant (as determined by Maxwell's President/CEO) in order to allow Consultant to efficiently and effectively perform the services contemplated by this Consulting Agreement.

              e. The Consultant shall work under the general supervision of Maxwell's President/CEO and directly with Maxwell's Divisions, i.e., its President, program managers and professional staff.

              f. Consultant hereby accepts the engagement to provide consulting services to Maxwell on the terms and conditions set forth herein.

         2. THIRD PARTIES. Consultant represents that he has a good right to enter into this Agreement, and that he has no contractual obligations with third parties in conflict herewith.

         3. TERM. The term of this Agreement is from August 1, 1996 to July 31, 1999 (the "Consulting Period").

         4. COMPENSATION. In consideration of the services to be performed by Consultant, Maxwell agrees to pay Consultant fees as well as a possible incentive bonus and other expenses as follows:

              a. Consultant Fees. Consultant shall be paid the following consulting fees: (1) $2,000 per month for each month during the Consulting Period (regardless of the giving of the notice referred to below), and (2) $8,000 per month for the first six months of the Consulting Period and for each remaining month of the Consulting Period until the President/CEO, upon 30 days' prior notice, notifies Consultant that he is no longer required to provide the services outlined in Paragraph 1 above, in each case to be paid on the last business day of each month during the Consulting Period.

              b. Performance Bonus. Consultant may be paid a bonus of up to sixty thousand dollars ($60,000) for any six month period of the Consulting Period; the bonus will be in the range from $0 to $60,000. If the notice referred to in Paragraph 4a above is given, the bonus maximum for the period will be


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                   prorated (EG. $40,000 maximum for a four month period).  The exact amount will be determined by Maxwell's President/CEO in his discretion following an evaluation of the contributions made by consultant under the first paragraph of this Agreement. Any performance bonus will be paid within ten (10) days following the applicable period.

              c. Business and Travel Expenses. Upon submission of itemized expense statements, Consultant will be reimbursed for reasonable business travel expenses as are necessary in the performance of Consultant's services under this Agreement as approved by Maxwell's President/CEO.

         5. AUDIT. Consultant shall keep accurate records and books of account showing all charges, disbursements or expenses made or incurred by Consultant in the performance of the services herein. Maxwell shall have the right, upon reasonable notice, to audit or have audited at any time up to one (1) year after payment of a final invoice, Consultant's records documenting Consultant's professional and technical services and related expenses.

         6. PRODUCTS AND DOCUMENTS. The results of work performed pursuant to this Agreement or developed during the Consulting Period (unless the President/CEO has otherwise agreed in writing) by Consultant are the property of Maxwell. Upon request, Consultant shall promptly supply Maxwell with all notes, writings, lists, files, reports, correspondence, tapes, cards, maps, machines, technical data, or any other tangible product or document which Consultant produced or received in the performance of work under this Agreement or developed during the Consulting Period.

         7. PERSONAL PROPERTY. From time to time Maxwell may provide Consultant with tangible personal property (such as data, tapes, maps, computers, etc.) in order for Consultant to perform this work. All such property remains the property of Maxwell, unless there is a written agreement signed by the President/CEO to the contrary.

         8. PUBLIC RELEASE OF INFORMATION. No information relating to this Agreement or work performed under this Agreement shall be released other than to Consultant's employees requiring this information in performance of their duties, without advance


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              written approval of Maxwell.  In no event shall the interest of
              Maxwell in any work performed by Consultant under this Agreement be indicated in any advertising without advance written approval of Maxwell. Requests for such authorization shall be forwarded to Maxwell at least three weeks in advance of the date of presentation or publication.

         9. INVENTIONS AND PATENT RIGHTS. The provisions governing inventions and patent rights shall be as follows:

              a. All inventions, discoveries, improvements, devices, designs, apparatus practices, processes, methods, or products (hereinafter individually or collectively called "inventions"), whether patentable or not, and all copyrightable material made, developed, perfected, devised, conceived or first reduced to practice by Consultant either solely or jointly with others during the Consulting Period (unless the President/CEO has otherwise agreed in writing) or otherwise in the course of Consultant's work for Maxwell shall be the sole and exclusive property of Maxwell. Consultant shall hold each and every such invention in a fiduciary capacity for Maxwell's benefit and promptly disclose to Maxwell in writing complete information relative to any such invention.

              b. At the request of Maxwell during and after the Consulting Period and without further compensation, Consultant shall
                   (1) assist Maxwell, its attorneys, nominees, or assignees in preparing and prosecuting in the United States and all foreign countries applications for patents covering all such inventions; (2) execute, acknowledge, and deliver any and all instruments, deemed by Maxwell, its attorneys, nominees, or assignees to be necessary to make, file, or prosecute all such applications or in connection with continuations, renewals, or re-issues thereof or in the conduct of all proceedings or litigations thereto; and (3) execute any and all instruments deemed by Maxwell, its attorneys, nominees, or assignees to be necessary to transfer title in and to such applications or title in and to all patents covering inventions to Maxwell or its nominees. Any reasonable expense incurred by Consultant in discharging his


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                   obligations pursuant to this subparagraph (b) shall be paid or reimbursed by Maxwell or its nominees, or assignees.

              c. Consultant shall keep accurate and authentic accounts, notes, data and records of his work hereunder and all such accounts, notes, data, drawings, designs, sketches, specifications, records and memoranda of every description relating to the services hereunder or otherwise covered hereby or any part thereof as Consultant shall produce and all copies of the foregoing shall be the property of and subject to inspection by Maxwell at all reasonable times and shall be delivered to Maxwell or otherwise disposed of by Consultant as Maxwell may direct from time to time. Upon request by Maxwell, Consultant shall promptly surrender the same to Maxwell, or if not so requested, Consultant shall deliver same upon completion or termination of this Agreement, and Maxwell shall have full right to use same in any way.

              d. Consultant represents that he has no agreement with other parties that would preclude his compliance with his obligations hereinabove set forth in this paragraph.

         10. PROPRIETARY INFORMATION. In connection with Consultant's activities on behalf of Maxwell, Consultant may be given access to certain proprietary information and trade secrets of Maxwell. Consultant agrees to preserve in strict confidence all such information during the term of this Agreement and for a period of five (5) years beyond the expiration date of this Agreement as finally amended. Consultant agrees that he will not reveal, disclose, publish, or in any other way utilize this information except in performance of work authorized by the President/CEO as approved in writing by duly authorized representatives of Maxwell. The obligations of Consultant herein shall survive the termination of this Agreement.

         11.  NATURE OF RELATIONSHIP.

              a. The relationship of Consultant to Maxwell is that of an independent contractor and nothing herein shall be construed as creating any other relationship. As such, Consultant shall comply with all laws and assume all risks incident to its status as an independent contractor. This includes, but


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                   is not limited to, responsibility for all applicable federal and state income taxes, associated payroll and business taxes, licenses and fees, and such insurance as is necessary for Consultant's protection in connection with work performed under this Agreement. Consultant shall be licensed, if required, in accordance with the laws of the State of California, and Consultant, if not so licensed, is subject to the penalties imposed by such laws.

              b. It is understood that Consultant shall not represent, act, purport to act, or be deemed to be an agent, representative, employee or servant of Maxwell. The Consultant will not enter into agreements or incur obligations on behalf of Maxwell or commit Maxwell in any manner without Maxwell's prior written consent.

              c. Consultant shall provide all labor, equipment and materials required to complete the services and shall have full control over the mode and manner of performing the services. Consultant has and hereby retains the right to exercise full control and supervision of the services and full control over the employment, direction, compensation and discharge of all persons assisting Consultant in the services. Consultant agrees that he will be solely responsible for all matters relating to payment of Consultant's employees, including, but not limited to compliance with all applicable provisions of worker's compensation laws, unemployment compensation laws, Social Security, withholding and all other federal, state and local laws and regulations governing such matters. Consultant agrees to be responsible for Consultant's own acts and those of Consultant's subordinates, employees and subcontractors during the performance of the work under this Agreement.

         12. SECURITY. Consultant shall abide by all applicable security laws and regulations of the United States of America and shall refrain from taking any action which may compromise existing security laws, procedures or regulations.

         13. WORK PERFORMED AT MAXWELL FACILITIES. The performance of work under this Agreement requires Consultant to enter the premises of Maxwell.


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              Consultant shall indemnify, defend and hold harmless Maxwell from and against all claims for bodily injuries, including death, or damage to property caused by the condition of any premises, equipment, or other property being used or operated by Consultant or any of Consultant's employees, provided Consultant's aforesaid indemnity and hold harmless agreement shall not be applicable to any liability where bodily injuries, including death, or damage to property result from the sole negligence or willful misconduct of Maxwell.

         14. NON-SOLICITATION. Consultant further agrees that he will not solicit or participate or assist in any way in the solicitation of any person in management, professional or technical positions at Maxwell for employment by any other company during the Consulting Period. Consultant will not be in violation of this provision if he pursues a position with a future employer if it occurs without any encouragement or involvement by Consultant directly or indirectly.

         15. NON-COMPETE AND COOPERATION AGREEMENT. Consultant agrees that during the Consulting Period he shall abide by the terms hereof. As an independent contractor, subject to the terms of this Agreement, Consultant is free to form his own company or to consult for other companies or the U.S. Government. Should these activities occur, Consultant will abide by all of the terms of this Agreement. Further, during the Consulting Period, Consultant will not work for any person or entity that is now in competition with the Maxwell or on any project or proposal for any other person or entity which would be in competition with the Maxwell.

              Consultant further agrees that during the Consulting Period, or thereafter, he may be asked to and that he will, in fact, cooperate with Maxwell, its attorneys or experts retained by Maxwell or its attorneys in connection with any litigation matters involving Maxwell that are pending or that may arise hereafter.

         16. EXIT INTERVIEW. At Maxwell's request, upon expiration or termination of this Agreement, Consultant agrees to participate in an exit interview. The purpose of this interview is anticipated to be (but is not limited to): accounting for all notes, writings, files, reports, correspondence, tapes, cards, maps,


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              machines, technical data, or any other tangible product or document which Consultant produced or received in connection with this Agreement; accounting for any classified documents provided to Consultant under this Agreement; debriefing Consultant on any appropriate security matters; discussions of any appropriate trade secret or confidential information restrictions; and appropriate technical debriefings.

              Consultant shall not be entitled to additional compensation for the exit interview.

         17. GOVERNING LAW. The Agreement shall be governed by the laws of the State of California.

         18. DISPUTES. Any dispute or difference arising out of this Agreement or involving a question of fact which is not settled by mutual agreement and settlement of which is not otherwise provided for herein, shall be decided by Maxwell. Such decision shall be reduced to writing and furnished to Consultant within thirty (30) days after receipt of such decision. Consultant may notify Maxwell, within thirty (30) days, in writing of his disagreement with such decision, and in the absence of such notice, Maxwell's decision shall be final. In the event Consultant gives such notice of disagreement the dispute shall be settled and finally determined by arbitration in the City of San Diego, in the following manner:

              a. Both parties to this Agreement shall appoint an arbitrator. The two arbitrators so appointed shall thereupon select a third arbitrator. The arbitrators shall meet and give opportunity to each party to this Agreement to present its case and witnesses (if any) in the presence of the other, and shall then make their award. Decision in writing of the three arbitrators, or any two of them, shall be final and binding upon the parties thereto, and judgment may be entered therein in any court having jurisdiction. Such decision shall include the fixing of the expenses of the arbitration and the assessment of the same against either or both parties. If either party shall fail to appoint its arbitrator within thirty days after receipt of notice in writing requiring it to do so, the arbitrator appointed by the other party shall act for both, and his decision in writing shall be final and binding on both parties, as if he had been


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                   appointed by consent.  Pending final decision of a dispute hereunder and, if performance has not been completed, Consultant shall proceed diligently in accordance with Maxwell's instructions from the President/CEO.

              b. If, in an appropriate case, the arbitrators appointed by the parties shall fail to select a third arbitrator within two weeks of their appointment, a third arbitrator shall be selected in accordance with the then current rules and regulations of the American Arbitration Association.

         19. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Maxwell and Consultant regarding the provision of consulting services by Consultant to Maxwell. It supersedes all prior or contemporaneous communications, representations or agreements whether oral or written with respect such subject matter and has been induced by no representations, statements, or agreements other than those herein expressed. No agreement hereafter made between the parties shall be binding on either party unless reduced to writing and signed by an authorized representative of the party sought to be bound thereby.

         20. SEVERABILITY. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable.

         21. WAIVER. No waiver or a breach of any provision to this Agreement shall constitute a waiver of any other breach or of such provision. Failure by either party to enforce at any time, or from time to time, any provision of this Agreement shall not be construed as a waiver thereof. The remedies herein shall be cumulative and additional to any other remedies in law or equity.

         22. COUNTERPARTS. This Agreement may be executed in counterparts and each counterpart shall be deemed a duplicate original.


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         This Consulting Agreement consists of paragraphs 1 through 22.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


Maxwell Laboratories, Inc.                  Consultant
President/CEO                               Alan C. Kolb


    /s/ Kenneth Potashner                        /s/ Alan C. Kolb
-----------------------------------         -----------------------------------
Signature                                   Signature


Date:  June 25, 1996                        Date:  June 21, 1996




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